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                                                   Exhibit I

                     AGREEMENT REQUIRED BY
                         RULE 13d-1(f)


     Each of the undersigned agrees that this Schedule 13D is being filed on behalf of each of them.


                          SCANA CORPORATION


                      By:  s/William B. Timmerman
                     Its: President
                    Date: July   , 1997



                          SCI SYSTEMS, INC.


                      By:  s/William B. Timmerman
                     Its: President
                    Date: July   , 1997